Filed pursuant to
Rule 424(b)(3)
333-208664

METLIFE INSURANCE COMPANY USA

METLIFE SHIELD LEVEL SELECTORSM ANNUITY

SUPPLEMENT DATED AUGUST 5, 2016

TO THE PROSPECTUS DATED MAY 2, 2016

This supplement revises and, to the extent inconsistent therewith, replaces information contained in the Prospectus. Certain terms used in this supplement have special meanings. If a term is not defined in this supplement, it has the meaning given to it in the Prospectus. It should be read in its entirety and kept together with your Prospectus for future reference. If you have any questions or would like a copy of the Prospectus, please contact us at 1-800-842-9406, or write us at MetLife Insurance Company USA, Annuity Service Office, 4700 Westown Parkway, Ste. 200, West Des Moines, IA, 50266.

The Prospectus is revised as follows:

Under “When No Withdrawal Charge Applies” on page 30, please note the following:

•	The Nursing Home Exception is not available in the states of California, Connecticut, Massachusetts and South Dakota.

•	The Terminal Illness Exception is not available in California, Connecticut, Massachusetts and Washington.

THIS SUPPLEMENT SHOULD BE READ AND RETAINED FOR FUTURE REFERENCE

Book 145S	August 5, 2016

SUPP-SLSNHTI-0816